       COVER
                           Exhibit 99(d)


                   UNION PACIFIC AGREEMENT EMPLOYEE
                     401(k) RETIREMENT THRIFT PLAN

            Financial Statements and Supplemental Schedules for the Years Ended December 31, 1996 and 1995
                 and Independent Auditors' Report

       INDEX

UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

TABLE OF CONTENTS
---------------------------------------------------------------------

                                                                Page

INDEPENDENT AUDITORS' REPORT                                      1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 AND 1995 AND
 FOR THE YEARS THEN ENDED:

  Statements of Net Assets Available for Benefits                 2

  Statements of Changes in Net Assets Available for Benefits      3

  Notes to Financial Statements                                  4-8

SUPPLEMENTAL SCHEDULES AS OF DECEMBER 31, 1996 AND FOR
 THE YEAR THEN ENDED:

  Item 27a - Schedule of Assets Held for Investment Purposes     9

  Item 27d - Schedule of Reportable Transactions                10




Schedules not filed herewith are omitted because of the absence of the conditions under which they are required.

INDEPENDENT AUDITORS' REPORT

Union Pacific Agreement Employee 401(k)
  Retirement Thrift Plan:

We have audited the accompanying statements of net assets available for benefits of the Union Pacific Agreement Employee 401(k) Retirement Thrift Plan (the Plan) as of December 31, 1996 and 1995 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995 and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in the audit of the basic 1996 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 4, 1997

UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1996 AND 1995
---------------------------------------------------------------------

                                                 1996         1995
                                             -----------  -----------

ASSETS:

 Investments at fair value (Note 3)          $92,719,672  $55,139,991
                                             -----------  -----------
 Net assets available for benefits           $92,719,672  $55,139,991
                                             ===========  ===========


The accompanying notes are an integral part of these financial statements.

UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
---------------------------------------------------------------------

                                                 1996         1995
                                             -----------  -----------

ADDITIONS TO NET ASSETS ATTRIBUTED TO:
 Investment income (Note 7):
 Net appreciation in fair value
  of investments (Note 3)                    $10,564,969  $ 9,657,059
 Interest                                        330,166      234,540

 Dividends                                     3,212,755    1,451,500
                                             -----------  -----------
                                              14,107,890   11,343,099

Employee contributions (Note 7)               24,829,233   16,805,417
                                             -----------  -----------
  Total Additions                             38,937,123   28,148,516
                                             -----------  -----------

DEDUCTION FROM NET ASSETS ATTRIBUTED TO:
 Distribution to participants (Note 7)         1,357,442      943,344
                                             -----------  -----------
NET INCREASE                                  37,579,681   27,205,172

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                            55,139,991   27,934,819
                                             -----------  -----------
  End of Year                                $92,719,672  $55,139,991
                                             ===========  ===========


The accompanying notes are an integral part of these financial statements.

UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1995
---------------------------------------------------------------------

1. DESCRIPTION OF PLAN

  The following description of the Union Pacific Agreement Employee 401(k) Retirement Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

   General - The Plan is a defined contribution plan covering employees of the Union Pacific Railroad Company and its Railroad affiliates (the Company) who are represented for the purposes of collective bargaining by a rail union, to which eligibility to participate in the plan has been extended. The Plan covers employees who have completed one year of service or were employees as of the effective date of the Plan, July 1, 1990. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

   Contributions - Participants may contribute 2% to 8% of their compensation on a salary deferral basis subject to limitations specified in the Internal Revenue Code. The Company does not contribute to the Plan.

   Participant Accounts - Each participant account is credited with the participant's contributions and an allocation of the Plan's earnings. Allocations are based on participant account balances.

   Vesting - Participants are at all times 100% vested in the value of their account.

   Payment of Benefits - Distribution of benefits shall be in a lump sum no later than 60 days following the close of the plan year in which the participant's termination of employment occurs, subject to certain mandatory pay-outs to participants who have attained age 70-1/2, but have not yet terminated employment.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Basis of Accounting - The accounts of the Plan have been prepared in accordance with generally accepted accounting principles. The financial statements were prepared in accordance with the financial reporting requirements of ERISA as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

   Investment Valuation and Income Recognition - Investments in the Union Pacific Company Stock Fund, Resources Stock Fund, Vanguard Wellington Fund, Vanguard Index Trust-500 Portfolio Fund,
   Vanguard U.S. Growth Fund, Vanguard International Growth Portfolio Fund and the Vanguard Total Bond Market Fund are valued at fair value as determined by quoted market prices. The investments in the Vanguard Investment Contract Trust Fund are valued at fair value as determined by Vanguard Fiduciary Trust Company.

   Dividend income is recorded as of the ex-dividend date.
   Security transactions are recorded as of the trade date.

3. INVESTMENTS

   Plan participants may direct their contributions in various proportions to any of the seven available investment funds identified below:

   Fund A - Union Pacific Company Stock Fund - This fund is administered as a separate account by Vanguard Fiduciary Trust Company and invests primarily in the stock of Union Pacific Corporation. It also maintains a small cash position invested in Vanguard Money Market Reserves, to facilitate transactions. The Company stock fund is divided into fund shares, rather than shares of company stock.

   Fund B - Vanguard Wellington Fund - This fund consists of investment in the Vanguard Wellington Mutual Fund.

   Fund C - Vanguard Index Trust-500 Portfolio Fund - This fund consists of investment in the Vanguard Index Trust-500 Portfolio Mutual Fund.

   Fund D - Vanguard Investment Contract Trust Fund - This fund consists of investment in the Vanguard Fiduciary Trust Company
   Investment Contract Trust, a collective investment fund for tax-qualified pension and profit sharing plan assets.

   Fund E - Vanguard U.S. Growth Fund - This fund consists of investment in the Vanguard U.S. Growth Mutual Fund.

   Fund F - Vanguard International Growth Portfolio Fund - This fund consists of investment in the Vanguard International Growth
   Portfolio Mutual Fund.

   Fund G - Vanguard Total Bond Market Fund - This fund consists of investment in the Vanguard Total Bond Market Mutual Fund.

   In September 1996, The Company's Board of Directors declared a special dividend consisting of the shares of Union Pacific Resources Group ("Resources") common stock owned by the Company ("the Spin-Off"). As a result of the Spin-Off, each of the Company's stockholders received 0.846946 of a share of Resources common stock for each share of Company common stock held by such shareholders at the September 26, 1996 record date for the distribution. Therefore, each Plan participant's account received 0.846946 of a share of Resources common stock for each share of Company common stock held in the account. The shares received have been placed in the Resources Stock Fund ("Resources Stock"). Future contributions to Resources Stock Fund are not permitted.


   The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets are separately identified.

                                                       December 31, 1996            December 31, 1995
                                                 ----------------------------  ----------------------------
                                                      Number       Fair             Number       Fair
                                                     of Units      Value           of Units      Value
                                                 -------------  -------------  -------------  -------------
Investments at Fair Value Determined
 by Quoted Market Price:

  Union Pacific Company Stock Fund              $1,455,658.553   $14,352,794   1,016,452.978   $11,018,350

  Resources Stock Fund                             493,540.126     5,177,236            --            --

  Vanguard Wellington Fund                         845,091.198    22,099,135     611,225.539    14,932,240

  Vanguard Index Trust - 500 Portfolio Fund        499,790.113    34,565,484     368,706.110    21,237,472

  Vanguard U.S. Growth Fund                        202,362.143     4,804,077      48,688.571       990,812


  Other                                                   --       4,706,223            --       2,181,244
                                                                 -----------                   -----------
                                                                  85,704,949                    50,360,118
                                                                 -----------                   -----------
Investments at Estimated Fair Value:

 Vanguard Investment Contract Trust Fund         7,014,723.420     7,014,723   4,779,873.470     4,779,873
                                                                 -----------                   -----------

                                                                 $92,719,672                   $55,139,991
                                                                 ===========                   ===========

During 1996 and 1995 the Plan's investment (including investments bought, sold, and held during the year), appreciated in value by $10,564,969 and $9,657,059 respectively as follows:

                                                          Year Ended
                                                          December 31,
                                                 ----------------------------
Net Change in Fair Value                              1996           1995

Investments at Fair Value as Determined by
 Quoted Market Price:

   Union Pacific Company Stock Fund              $ 2,927,426     $ 2,656,355

   Resources Stock Fund                              979,849           --

   Mutual Funds                                    6,657,694       7,000,704
                                                 -----------     -----------
Net change in fair value                         $10,564,969     $ 9,657,059
                                                 ===========     ===========


4. PLAN ADMINISTRATION

   The Plan is administered by the Senior Vice President, Human Resources of the Corporation. All expenses incurred in the administration of the Plan are paid by the Company.

5. TAX STATUS

   The Plan obtained a tax determination letter dated July 27, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (the Code). The Plan has been amended since receiving the determination letter. However, Plan management believes that the Plan currently is being operated in compliance with the applicable requirement of the Internal Revenue Code. Therefore, it is believed that the Plan was qualified and the related trust was tax-exempt under provisions of Section 501(a) of the Internal Revenue Code as of the financial statement date. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6. PLAN TERMINATION

   Although it has not expressed any intent to do so, the Company has the right under the Plan at any time, to terminate the Plan subject to the provisions of ERISA. Regardless of such actions, the principal and income of the Plan remains for the exclusive benefit of the Plan's participants and beneficiaries. The Company may direct the Trustee either to distribute the Plan's assets to the participants, or to continue the Trust and distribute benefits as though the Plan had not been terminated.

7. FUND INFORMATION

   Investment income, contributions, and distributions to participants by fund are as follows for the years ended December 31, 1996 and 1995:

                                                   Year Ended       Year Ended
                                                  December 31,     December 31,
                                                      1996             1995
                                                 -------------   --------------
Investment Income:
 Union Pacific Company Stock Fund                 $ 3,271,547     $ 2,906,421
 Resources Stock Fund                                 979,849           --
 Vanguard Wellington Fund                           2,821,356       3,049,684
 Vanguard Index Trust - 500 Portfolio Fund          5,730,512       4,783,462
 Vanguard Investment Contract Trust Fund              330,166         234,540
 Vanguard U.S. Growth Fund                            553,670         155,034
 Vanguard International Growth Portfolio Fund         400,405         193,334
 Vanguard Total Bond Market Fund                       20,385          20,624
                                                  -----------     -----------
                                                  $14,107,890     $11,343,099
                                                  ===========     ===========
Contributions:
 Union Pacific Company Stock Fund                 $ 4,741,092     $ 3,538,563
 Resources Stock Fund                                   --              --
 Vanguard Wellington Fund                           5,981,467       4,410,060
 Vanguard Index Trust - 500 Portfolio Fund          8,406,639       5,850,039
 Vanguard Investment Contract Trust Fund            1,847,997       1,539,332
 Vanguard U.S. Growth Fund                          1,752,820         424,127
 Vanguard International Growth Portfolio Fund       1,736,846         932,616
 Vanguard Total Bond Market Fund                      362,372         110,680
                                                  -----------     -----------
                                                  $24,829,233     $16,805,417
                                                  ===========     ===========

Distributions to participants:
 Union Pacific Company Stock Fund                 $   274,615     $   177,571
 Resources Stock Fund                                  15,538           --
 Vanguard Wellington Fund                             396,073         213,372
 Vanguard Index Trust - 500 Portfolio Fund            461,026         387,928
 Vanguard Investment Contract Trust Fund              152,800         128,888
 Vanguard U.S. Growth Fund                             12,101           7,040
 Vanguard International Growth Portfolio Fund          42,826          24,705
 Vanguard Total Bond Market Fund                        2,463           3,840
                                                  -----------     -----------
                                                  $ 1,357,442     $   943,344
                                                  ===========     ===========


8. RELATED PARTY TRANSACTIONS

Plan investments include the Union Pacific Company Stock Fund which is invested primarily in the Stock of Union Pacific Corporation. Union Pacific Corporation is the holding Company of the Plan sponsor and, therefore, these transactions qualify as party-in-interest.

The Plan also invests in various funds managed by Vanguard Fiduciary Trust Company. Vanguard Fiduciary Trust Company is the trustee as defined by the Plan and, therefore, the related transactions qualify as party-in-interest.


UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1996
----------------------------------------------------------------------------------------

          Column B                    Column C               Column D       Column E
                              Description of Investment,
     Identity of Issue,       Including Collateral, Rate
     Borrower, Lessor         of interest, Maturity Date,                   Current
      or Similar Party          Par or Maturity Value          Cost          Value
Union Pacific Company Stock
 Fund *                         1,455,658.533 units          $10,370,637   $14,352,794

Resources Stock Fund              493,540.126 units            4,218,899     5,177,236

Vanguard Wellington Fund *        845,091.198 units           19,108,500    22,099,135

Vanguard Index Trust -
 500 Portfolio Fund *             499,790.113 units           25,707,974    34,565,484

Vanguard Investment Contract
 Trust Fund *                   7,014,723.420 units            7,014,723     7,014,723

Vanguard U.S. Growth Fund *       202,362.143 units            4,526,779     4,804,077

Vanguard International Growth
 Portfolio Fund *                 248,062.367 units            3,810,567     4,083,107

Vanguard Total Bond
 Market Fund *                     63,324.862 units              619,445       623,116

                                                             -----------   -----------
                                                             $75,377,524   $92,719,672
                                                             ===========   ===========

*  Represents a party-in-interest



UNION PACIFIC AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1996
------------------------------------------------------------------------------------------------------------------

Series of Transactions, When Aggregated, Involving an
Amount in Excess of 5% of the Current Value of Plan Assets:


    Column A                    Column B                 Column C   Column D     Column E     Column F     Column G

                                                                                  Total       Total
                                                                                  Dollar      Dollar
   Identity of                                           Number of  Number of    Value of    Value of      Net Gain
 Party Involved            Description of Asset          Purchases    Sales     Purchases     Sales       or(Loss)
Vanguard Fiduciary
 Trust Company *      Union Pacific Company Stock Fund       161       210     $ 7,820,804   $3,037,434    $365,779

Vanguard Fiduciary
 Trust Company *      Vanguard Wellington Fund               117       216     $ 7,990,143   $2,009,057    $297,241


Vanguard Fiduciary    Vanguard Index Trust - 500 Portfolio
 Trust Company *       Fund                                  196       207     $10,786,620   $2,489,185    $465,381


Vanguard Fiduciary    Vanguard Investment Contract Trust     232       207     $ 4,793,851   $2,558,965    $   -
 Trust Company *       Fund

Vanguard Fiduciary
 Trust Company *      Vanguard U.S. Growth Fund              209       119     $ 4,287,796   $  691,292    $ 44,405


Vanguard Fiduciary    Vanguard International Growth          169       142     $ 2,810,290   $  897,357    $ 66,170
 Trust Company *       Portfolio Fund



*  Represents a party-in-interest
